EXHIBIT 5.1


                                  August 28, 2003

John B. Sanfilippo & Son, Inc.
2299 Busse Road
Elk Grove Village, IL 60007

RE: John B. Sanfilippo & Son, Inc. (the "Company") Registration Statement
    on Form S-8 for 350,000 Shares of Common Stock, par value $.01 per share
    -------------------------------------------------------------------------
Ladies and Gentlemen:

We have served as your special securities counsel in connection with the registration pursuant to a Registration Statement (the "Registration Statement") on Form S-8, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the sale of up to 350,000 shares of your Common Stock, $.01 par value per share (the "Common Stock"), pursuant to The John B. Sanfilippo
& Son, Inc. 1998 Equity Incentive Plan, as amended (the "Plan").

We have examined original (or copies certified or otherwise identified to our satisfaction) instruments, certificates and documents and have reviewed such questions of law as we have deemed necessary or appropriate for the purpose of the opinions rendered below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

Based upon the foregoing, it is our opinion that:

1. The Company is a legally organized and validly existing corporation in good standing under the laws of the State of Delaware.

2. The 350,000 shares of Common Stock covered by the Registration Statement when issued and delivered by the Company in accordance with the Plan will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the law of any other jurisdiction or the effect thereof. Our opinions expressed herein are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering this opining, we do not undertake to advise you of any changes in such laws or facts which occur after the date hereof.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to any and all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                     Very truly yours,

                                     JENNER & BLOCK, LLC



                                     /s/ Jerry J. Burgdoerfer
                                     ------------------------
                                     By: Jerry J. Burgdoerfer